                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                   MDU RESOURCES GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                Your VOTE is important

                              [MDU RESOURCES LOGO]

                   MDU Resources Group, Inc. Proxy Statement

                                               2002 Notice of Annual Meeting
                                               and Proxy Statement

[MDU RESOURCES LOGO]
--------------------------------------------------------------------------------
SCHUCHART BUILDING                                               MARTIN A. WHITE
918 EAST DIVIDE AVENUE                                     CHAIRMAN, PRESIDENT &
                                                         CHIEF EXECUTIVE OFFICER
MAILING ADDRESS:
P.O. BOX 5650
BISMARCK, ND 58506-5650
(701) 222-7900

                                                                   March 8, 2002

To Our Stockholders:

    Please join us for the 2002 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 23, 2002, at 11:00 a.m., Central Daylight Savings Time, at 909 Airport Road, Bismarck, North Dakota 58504.

    The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.

    We were pleased with the stockholder response for the 2001 Annual Meeting at which 81.6 percent of the Common Stock was represented in person or by proxy. We hope for an even greater representation at the 2002 meeting.

    You may vote your shares by telephone, by the Internet or by returning the enclosed letter proxy. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly by one of the three methods.

    I hope you will find it possible to attend the meeting.

                                          Sincerely,

                                          /s/ Martin A. White

                                          Martin A. White

                           MDU RESOURCES GROUP, INC.
                               SCHUCHART BUILDING
                             918 EAST DIVIDE AVENUE

                                MAILING ADDRESS:
                                 P.O. BOX 5650
                            BISMARCK, ND 58506-5650
                                 (701) 222-7900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 2002
--------------------------------------------------------------------------------

                                                                   March 8, 2002

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, April 23, 2002, at 11:00 a.m., Central Daylight Savings Time, for the following purposes:

    (1) To elect four Directors to three year terms;


    (2) To increase authorized shares of Common Stock from 150,000,000 to 250,000,000 with a par value of $1.00; and


    (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on February 25, 2002, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

    All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person.

                                          By order of the Board of Directors,

                                          /s/ Lester H. Loble, II

                                          LESTER H. LOBLE, II
                                          SECRETARY

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                PAGE
                                                              --------
Notice of Annual Meeting of Stockholders
Proxy Statement.............................................      1
  Voting Information........................................      1
  Election of Directors.....................................      2
    Director Nominees for Three Year Terms..................      2
  Continuing Incumbent Directors............................      4
    Director Terms Expiring in 2003.........................      4
    Director Terms Expiring in 2004.........................      5
  Proposal for Increase in Authorized Common Stock Shares...      7
  Executive Compensation....................................      8
    Table 1: Summary Compensation Table.....................      8
    Table 2: Option/SAR Grants in Last Fiscal Year..........      9
    Table 3: Aggregated Option/SAR Exercises in Last Fiscal
             Year and Fiscal Year-End Option/ SAR Values....     10
    Table 4: Long-Term Incentive Plan--Awards in Last Fiscal
     Year...................................................     10
    Table 5: Pension Plan Table.............................     11
  Change of Control Arrangements............................     12
  Compensation Committee Report on Executive Compensation...     13
  MDU Resources Group Inc. Comparison of Five Year Total
    Stockholder Return......................................     15
  Information Concerning Executive Officers.................     16
  Security Ownership........................................     18
  Board and Committee Meetings..............................     19
  Directors' Compensation...................................     19
  Section 16(a) Beneficial Ownership Reporting Compliance...     20
  Accounting and Auditing Matters...........................     20
  Audit Committee Report....................................     20
  Other Business............................................     21
  2003 Annual Meeting of Stockholders.......................     22
  Exhibit A.................................................    A-1

--------------------------------------------------------------------------------
                                PROXY STATEMENT

--------------------------------------------------------------------------------

    This Proxy Statement is being furnished beginning March 8, 2002, by the Board of Directors of MDU Resources Group, Inc. (Company) to solicit proxies for use at the Annual Meeting of Stockholders. The meeting will be held on April 23, 2002.

    Your proxy is solicited by the Board of Directors. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you. Georgeson & Company, Inc. additionally will solicit proxies for approximately $6,500 plus out-of-pocket expenses.

--------------------------------------------------------------------------------
                               VOTING INFORMATION

--------------------------------------------------------------------------------


    WHO MAY VOTE? You may vote if you owned shares of Common Stock at the close of business on February 25, 2002. Each share owned on that date may be voted on each matter presented at the meeting. As of February 25, 2002, the Company had 69,874,062 shares outstanding entitled to one vote per share.


    WHAT AM I VOTING ON?  You are voting on:

    - The election of 4 Directors for 3 year terms each;


    - Increasing authorized Common Stock from 150,000,000 shares to 250,000,000 shares; and


    - any other business properly brought before the meeting.

    WHAT VOTE IS REQUIRED TO PASS AN ITEM OF BUSINESS? A majority of the outstanding shares of Common Stock entitled to vote must be present in person or represented by proxy to hold the meeting.

    A plurality of votes of the Common Stock shares entitled to vote and present in person or represented by proxy is required to elect a Director. "Withheld" votes are not counted in determining whether a plurality of votes was received by a Director nominee.


    A majority of outstanding shares of Common Stock entitled to vote is required to increase the authorized shares from 150,000,000 to 250,000,000. Shares not voted for the increase, including abstentions and broker non-votes, will be considered a vote against the increase.


    HOW DO I VOTE?  There are three ways to vote by proxy:

    - by calling the toll free telephone number on the proxy;

    - by using the Internet; or

    - by returning the enclosed letter proxy in the envelope provided.

    You MAY be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

    You may have electronic access charges you must pay for Internet voting.

    Counsel has advised the Company that the Internet and telephone voting procedures meet legal requirements.

    CAN I REVOKE MY PROXY?  Yes. You can revoke your proxy by:

    - filing written revocation with the Secretary before the meeting;

    - filing a proxy bearing a later date with the Secretary; or

    - revoking a proxy at the meeting and voting in person.


    WHO OWNS MORE THAN 5 PERCENT OF THE COMMON STOCK? As of February 25, 2002, no person held of record or beneficially owned 5 percent or more of the outstanding Company Common Stock other than New York Life Trust Company, Norwood, MA, which held approximately 7.8 percent of the Common Stock as trustee of the Company's 401(k) Retirement Plan. New York Life Trust Company disclaims all beneficial ownership of these shares.


--------------------------------------------------------------------------------
                             ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

    Four Directors will be elected at the meeting for a term of three years each until 2005, and until their respective successors are elected. All nominees are incumbent Directors and nominated for reelection. Your proxy holder will vote your shares for the Board's nominees unless you instruct otherwise. If a nominee is unable to serve as a Director, your proxy holder may vote for any substitute nominee proposed by the Board. Unless specifically noted, no corporation or organization named below is a parent, subsidiary, or other affiliate of the Company. Information concerning the nominees, including their ages, years of service as Directors, and business experience as furnished the Company by each nominee, is as follows:

DIRECTOR NOMINEES FOR THREE YEAR TERM

[PHOTO]                       BRUCE R. ALBERTSON                Director Since 2001
                              Age 56                            Nominated for term expiring in
                                                                2005

                              Mr. Albertson was named President and Chief Executive Officer of
                              WinsLoew Furniture, Inc., Birmingham, Alabama, a manufacturer and distributor of casual and commercial furniture, in January 2002.
                              He was President and Chief Executive Officer of Iomega
                              Corporation, a data management solutions company, Roy, Utah, from
                              January 2000 to May 2001. He joined Iomega Corporation as
                              President and Chief Operating Officer and a Director in 1999. He
                              formerly served as Vice President, Marketing and Product
                              Management, worldwide for the General Electric Company (GE) from
                              1996 to 1999, and as President/Regional Executive, GE Appliances
                              in Hong Kong from 1992 to 1996. He began his career with GE in
                              1973. He currently serves on the Audit and Nominating Committees.

[PHOTO]                       THOMAS EVERIST                    Director Since 1995
                              Age 52                            Nominated for term expiring in
                                                                2005

                              Mr. Everist is President and a Director of L.G. Everist, Inc.,
                              Sioux Falls, South Dakota, an aggregate production company; Vice
                              President and a Director of Spencer Quarries, Spencer, South
                              Dakota, a rock quarry; a Director of Standard Ready Mix, Sioux
                              City, Iowa; and a Director of Raven Industries, Inc., Sioux Falls,
                              South Dakota, a general manufacturer of electronics, sewn
                              products, and plastics. He currently serves on the Compensation and Finance Committees.

[PHOTO]                       DOUGLAS C. KANE                   Director Since 1991
                              Age 52                            Nominated for term expiring in
                                                                2005

                              Mr. Kane was elected Executive Vice President, Chief
                              Administrative and Corporate Development Officer of the Company in
                              1997 and President and Chief Executive Officer of MDU Resources
                              International, Inc. and Centennial Power, Inc. in 2001. He joined the Company as Executive Vice President and Chief Operating
                              Officer in 1991. Prior to that, he was President and Chief
                              Executive Officer of Knife River Corporation from 1990 to 1991, and President from 1987 to 1990. During 2001, Mr. Kane served as a
                              Director and/or officer of principal subsidiaries of the Company and as a member of the Managing Committees of Montana-Dakota
                              Utilities Co. and Great Plains Natural Gas Co. He is Vice Chairman
                              of the N.D. Lignite Research Council and serves on its Executive
                              Committee. He previously served as Chairman of the Board of
                              Trustees of the Western Regional Council.

[PHOTO]                       ROBERT L. NANCE                   Director Since 1993
                              Age 65                            Nominated for term expiring in
                                                                2005

                              Mr. Nance is President and Chief Executive Officer of Nance
                              Petroleum Corporation, Billings, Montana, an oil and gas
                              exploration and production company. He also is a Director of First
                              Interstate Bank-Montana, and a Director of St. Mary Land and
                              Exploration Co. of Denver, Colorado. He serves on the National
                              Board of Governors of the Independent Petroleum Association of
                              America and serves on the Board and is past Chairman of the
                              Petroleum Technology Transfer Council. He currently serves on the
                              Finance and Nominating Committees.

--------------------------------------------------------------------------------
                         CONTINUING INCUMBENT DIRECTORS

--------------------------------------------------------------------------------

    Information concerning the continuing incumbent Directors, whose terms expire in 2003 or 2004, including their ages, years of service as Directors, and business experience as furnished the Company by each Director, is as follows:

DIRECTOR TERMS EXPIRING IN 2003


[PHOTO]                       HARRY J. PEARCE                   Director Since 1997
                              Age 59                            Term Expires in 2003

                              Mr. Pearce is Chairman of Hughes Electronics Corporation. He
                              formerly was Vice Chairman and a Director of General Motors
                              Corporation. He is a Director of Marriott International, Inc., the
                              National Defense University Foundation, Inc., and the Theodore
                              Roosevelt Medora Foundation, and is Chairman of the United States
                              Air Force Academy's Board of Visitors, the GM Cancer Research
                              Foundation, and The Marrow Foundation. He is President of the
                              Leukemia & Lymphoma Society Research Foundation and a Fellow of
                              the American College of Trial Lawyers. He also serves on the Board of Trustees of Howard University and Northwestern University. He
                              currently serves as Lead Director and on the Audit and
                              Compensation Committees.

[PHOTO]                       HOMER A. SCOTT, JR.               Director Since 1981
                              Age 67                            Term Expires in 2003

                              Mr. Scott is engaged in the banking and hospitality business in the states of Wyoming and Montana. He is Chairman of First
                              Interstate BancSystem, Inc.; and a Director of First Interstate
                              Bank-Montana. He is the principal owner, a Director and President of Sugarland Enterprises, Inc., and the managing partner of
                              Sugarland Development Company, a commercial property development company in Sheridan, Wyoming. Sugarland Enterprises, Inc. owns and manages four Perkins Restaurants, a Holiday Inn, and Powder
                              Horn Ranch, a housing development and golf course near Sheridan.
                              He currently serves on the Audit and Compensation Committees.

[PHOTO]                       SISTER THOMAS WELDER, O.S.B.      Director Since 1988
                              Age 61                            Term Expires in 2003

                              Sister Welder is the President of the University of Mary,
                              Bismarck, North Dakota. She is a Director of St. Alexius Medical
                              Center of Bismarck and Chair of its Marketing Committee. She is a
                              Director of the Bismarck-Mandan Development Association and is a
                              member and past Director of the Bismarck-Mandan Area Chamber of
                              Commerce. She also is a member of the Theodore Roosevelt Medora
                              Founder's Society and the Consultant-Evaluator Corps for the North
                              Central Association of Colleges and Schools. She currently serves on the Finance and Nominating Committees.

DIRECTOR TERMS EXPIRING IN 2004

[PHOTO]                       DENNIS W. JOHNSON                 Director Since 2001
                              Age 52                            Term Expires in 2004

                              Mr. Johnson is Chairman and Chief Executive Officer of TMI Systems
                              Design Corporation, TMI Transport Corporation and TMI Storage
                              Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He also is chairperson of the Theodore Roosevelt Medora Foundation, a member of the
                              Dickinson State University Foundation Board, and a member of the business advisory councils for Steffes Corporation and
                              Consolidated Telephone Cooperative. He is President of the
                              Dickinson City Commission and previously was a Director of the
                              Federal Reserve Bank of Minneapolis. He currently serves on the
                              Audit and Finance Committees.

[PHOTO]                       JOHN L. OLSON                     Director Since 1985
                              Age 62                            Term Expires in 2004

                              Mr. Olson is President and owner of Blue Rock Products Company and of Blue Rock Distributing Company, a beverage bottling and distributing company, respectively, Sidney, Montana. He also is
                              Chairman of Admiral Beverage Corporation, Worland, Wyoming, and
                              Ogden, Utah; former Chairman and Director of the Foundation for
                              Community Care, Sidney, Montana; Treasurer and a member of the
                              Executive Committee of the University of Montana Foundation; a
                              Director of BlueCross BlueShield of Montana; and trustee for Blue
                              Rock Products Company Profit Sharing Trust, Sidney, Montana. He
                              currently serves on the Audit and Nominating Committees.

[PHOTO]                       JOSEPH T. SIMMONS                 Director Since 1984
                              Age 66                            Term Expires in 2004

                              Mr. Simmons retired in May 1997 as a Professor of Accounting and
                              Finance, University of South Dakota, Vermillion, and was Visiting
                              Professor of Finance, University of Warsaw, Warsaw, Poland
                              (February--July 1994). Mr. Simmons is Chairman and President of
                              Simmons Financial Management, Inc. He also is a Director of
                              RE/SPEC in Rapid City, South Dakota, and a Director and Vice
                              President-Finance for Dairilean, Inc. in Sioux Falls, South
                              Dakota. He currently serves on the Finance and Nominating
                              Committees.

[PHOTO]                       MARTIN A. WHITE                   Director Since 1998
                              Age 60                            Term Expires in 2004

                              Mr. White was elected Chairman of the Board of the Company in
                              February 2001. He joined the Company in November 1991 as Vice
                              President-Corporate Development and was named Senior Vice
                              President-Corporate Development in November 1995. Effective
                              April 1, 1998, Mr. White became President and Chief Executive
                              Officer. He also serves as Chairman, a Director and/or an officer of all principal subsidiaries, and as Chairman of the Managing
                              Committees of Montana-Dakota Utilities Co. and Great Plains
                              Natural Gas Co. Prior to joining the Company, he was the Chairman and Chief Executive Officer of White Resources Corporation
                              (November 1989-October 1991); Executive Vice President and Chief
                              Operating Officer of Consolidated TVX Mining Corporation of Chile
                              (January 1988-November 1989); and Chairman, President, and Chief
                              Operating Officer of Entech Inc. (September 1986-December 1988),
                              which formerly comprised the non-utility subsidiaries of Montana
                              Power Company. He is a member of the University of Mary Board of
                              Regents, the Missouri Slope Areawide United Way Board of Trustees
                              and the North Dakota Lewis & Clark Bicentennial Foundation Board.

--------------------------------------------------------------------------------
            PROPOSAL FOR INCREASE IN AUTHORIZED COMMON STOCK SHARES

--------------------------------------------------------------------------------


    The Company's capital stock consists of 152,000,000 authorized shares divided into four classes, namely, (1) 500,000 Preferred Stock shares with a par value of $100 per share; (2) 1,000,000 Preferred Stock A shares without par value; (3) 500,000 Preference Stock shares without par value; and
(4) 150,000,000 Common Stock shares with a par value of $1.00 per share. As of February 25, 2002, 69,874,062 Common Stock shares were issued with 8,649,181 additional shares reserved for issuance under the Company's various Director, executive and employee stock plans, a potential earn-out in connection with a prior acquisition, and the Dividend Reinvestment Plan.



    The Board of Directors' resolution, attached as Exhibit A, proposes a Restated Certificate of Incorporation amendment to increase authorized Common Stock from 150,000,000 to 250,000,000 shares with no reduction in the par value of $1.00 per share.


    The additional authorized shares would enable the Company to raise additional capital funds expeditiously and economically for its ongoing operational needs. The shares also may be used for the Company's investment and incentive plans or for possible acquisitions, stock distributions or splits, or other corporate purposes. It also would permit Common Stock issuance without the delay and expense involved in obtaining stockholder approval when such issuance is deemed appropriate. The Company would obtain all necessary regulatory authority prior to issuance of additional Common Stock.

    There is no present plan for issuance or use of the proposed additional authorized Common Stock. All newly authorized shares would have the same rights as the presently authorized shares, including the right, when issued, to cast one vote per share and to participate in dividends when and to the extent declared and paid. Company stockholders have no preemptive rights with respect to the issuance of additional Company shares.

    The Board of Directors doesn't know of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in authorized Common Stock as an anti-takeover device. However, the Company's authorized but unissued Common Stock could be used to make a change in control attempt more difficult.

    None of the Company Directors or officers has any interest, direct or indirect, in the adoption of the proposed amendment except as a holder of Company Common Stock.

    No financial statements are furnished as they are not deemed material for the exercise of prudent judgment regarding this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Approval requires the affirmative vote of a majority of all the outstanding Common Stock shares. If a stockholder has specified a choice, the shares will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      TABLE 1: SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------


                                                                                    Long-term compensation
                                                                           -----------------------------------------
                                               Annual compensation                  Awards                 Payouts
                                          ------------------------------   -------------------------      ----------
                                                                  (e)                        (g)
                                                                 OTHER        (f)         SECURITIES                         (i)
                                                                ANNUAL     RESTRICTED     UNDERLYING         (h)          ALL OTHER
             (a)                            (c)        (d)      COMPEN-     STOCK         OPTIONS/          LTIP          COMPEN-
NAME AND                         (b)      SALARY     BONUS(1)   SATION(2)   AWARDS          SARS          PAYOUTS         SATION(7)
PRINCIPAL POSITION              YEAR        ($)        ($)        ($)        ($)            (#)             ($)             ($)
-----------------------------------------------------------------------------------------------------------------------------------
Martin A. White                  2001     450,000    374,500                594,800(3)     180,000(5)           --           5,100
  --Chairman of the Board,       2000     394,269    333,239                198,125(4)          --         393,118(6)        5,100
    President & C.E.O.           1999     323,077    203,960                229,063(4)          --              --           4,872
-----------------------------------------------------------------------------------------------------------------------------------

Douglas C. Kane                  2001     249,127    145,446                148,700(3)      62,400(5)           --           5,100
  --Executive Vice President,    2000     226,654    140,035                 99,063(4)          --         178,690(6)        5,100
    Chief Administrative &       1999     210,220     79,146                114,532(4)          --              --           5,100
    Corporate Development
    Officer
-----------------------------------------------------------------------------------------------------------------------------------

Ronald D. Tipton                 2001     279,038     35,437                148,700(3)      72,000(5)           --           5,100
  --C.E.O. of Montana-Dakota     2000     254,277    135,024                 99,063(4)          --         181,517(6)        5,100
    Utilities Co. and Great      1999     235,508     70,327                114,532(4)          --              --           4,863
    Plains Natural Gas Co.
-----------------------------------------------------------------------------------------------------------------------------------

Warren L. Robinson               2001     237,077    146,290                148,700(3)      62,400(5)           --           5,100
  --Executive Vice President,    2000     188,462    110,912                 79,250(4)          --         121,529(6)        5,100
    Treasurer & Chief            1999     172,396     86,591                 91,625(4)          --              --           4,872
    Financial Officer
-----------------------------------------------------------------------------------------------------------------------------------

Lester H. Loble, II              2001     190,846    105,219     13,291     118,960(3)      54,600(5)           --           5,100
  --Vice President, General      2000     161,654     81,486      4,551      59,438(4)          --          89,345(6)        4,850
    Counsel                      1999     150,750     55,355      5,741      68,719(4)          --              --           4,523
    & Secretary
-----------------------------------------------------------------------------------------------------------------------------------


 (1) Granted pursuant to the Executive Incentive Compensation Plan.

 (2) Above-market interest on deferred compensation.

 (3) Valued at fair market value on the date of grant. The restricted stock will vest nine years from the date of grant, assuming continued employment. Vesting of some or all shares may be accelerated if total shareholder return equals or exceeds the 50th percentile of the proxy peer group over a three year performance cycle. Nonpreferential dividends are paid on the restricted stock.

     At December 31, 2001, the Named Officers held the following amounts of restricted stock: Mr. White--40,000 shares ($1,126,000);
     Mr. Kane--15,000 shares ($422,250); Mr. Tipton--15,000 shares ($422,250);
     Mr. Robinson--13,000 shares ($365,950); and Mr. Loble--10,000 shares ($281,500).

 (4) Valued at fair market value on the date of grant. Nonpreferential dividends are paid on the restricted stock.

 (5) Options granted pursuant to the 1992 KESOP or the 1997 Executive Long-Term Incentive Plan for the 2001-2003 performance cycle.

 (6) Dividend equivalents paid with respect to options granted pursuant to the 1992 KESOP for the 1998-2000 performance cycle.

 (7) Totals shown are the Company contributions to the Company 401(k) Retirement Plan.

--------------------------------------------------------------------------------
                 TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------

                                                                                 GRANT DATE
                                             INDIVIDUAL GRANTS(1)                  VALUE
                                ----------------------------------------------   ------------
                                                 (c)
                                              PERCENT OF
                                    (b)       TOTAL
                                NUMBER OF     OPTIONS        (d)
                                SECURITIES    GRANTED TO   EXERCISE                  (f)
                                UNDERLYING    EMPLOYEES      OR                  GRANT DATE
                                 OPTIONS        IN          BASE        (e)       PRESENT
             (a)                 GRANTED      FISCAL       PRICE      EXPIRATION  VALUE(2)
NAMED OFFICER                      (#)        YEAR(%)      ($/SHARE)   DATE         ($)
---------------------------------------------------------------------------------------------
Martin A. White...............    180,000        6.7        29.74     2/15/11     1,303,200
                                -------------------------------------------------------------
Douglas C. Kane...............     62,400        2.3        29.74     2/15/11       451,776
                                -------------------------------------------------------------
Ronald D. Tipton..............     72,000        2.7        29.74     2/15/11       521,280
                                -------------------------------------------------------------
Warren L. Robinson............     62,400        2.3        29.74     2/15/11       451,776
                                -------------------------------------------------------------
Lester H. Loble, II...........     54,600        2.0        29.74     2/15/11       395,304
---------------------------------------------------------------------------------------------

(1) All options were granted pursuant to the 1992 Key Employee Stock Option Plan or the 1997 Executive Long-Term Incentive Plan. The options become exercisable automatically in nine years on February 15, 2010. Vesting is accelerated upon change in control or upon attainment of certain performance goals, as follows: during the three year performance cycle (2001 - 2003) performance goals established for the Company by the Compensation Committee are based on return on equity (25%), earnings per share (25%) and total relative shareholder return (50%). Performance goals for Montana-Dakota Utilities Co. and the utility services companies, which are applicable to Mr. Tipton, are based on return on invested capital (60%) and earnings (40%). From 50% to 100% of the options granted may become exercisable at the end of the three year performance cycle if from 90% to 100% of the goals are met and, in the case of Mr. Tipton, if 94% to 100% of the goals are met.

    Dividend Equivalents granted with the options are described in Table 4.

(2) Present values were calculated using the Black-Scholes option pricing model which has been adjusted to take dividends into account. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock. The estimated present value of each stock option granted is $7.24 based on the following inputs:

Stock Price (fair market value) at Grant (2/14/01)..........  $ 29.74
Exercise Price..............................................  $ 29.74
Expected Option Term........................................  7 Years
Stock Price Volatility......................................   0.2594
Dividend Yield..............................................    3.53%

    The model assumes: (a) a risk-free interest rate of 5.18 percent on a U.S. Treasury Note with a maturity date of approximately 7 years; (b) Stock Price Volatility is calculated using a three year historical average of stock prices from grant date; (c) Dividend Yield is calculated using the historical dividend rate for three years from the date of grant. The option value was not discounted to reflect any accelerated vesting of the options. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

--------------------------------------------------------------------------------
          TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------

           (a)                (b)         (c)               (d)                     (e)
                             SHARES                      NUMBER OF
                            ACQUIRED               SECURITIES UNDERLYING   VALUE OF UNEXERCISED,
                               ON        VALUE      UNEXERCISED OPTIONS    IN-THE- MONEY OPTIONS
                            EXERCISE   REALIZED    AT FISCAL YEAR-END(1)    AT FISCAL YEAR-END
                              (#)         ($)               (#)                     ($)
------------------------------------------------------------------------------------------------
NAME                                               EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
--------------------------
                                                   ---------------------------------------------
Martin A. White...........   62,000    1,141,570    60,760     180,000     413,168
Douglas C. Kane...........    --          --        55,800      62,400     379,440
Ronald D. Tipton..........    --          --        49,125      72,000     334,050
Warren L. Robinson........    --          --        37,950      62,400     258,060
Lester H. Loble, II.......    8,750      231,934    34,000      54,600     284,829

(1) Vesting is accelerated upon a change in control.

-------------------------------------------------------------------------------
         TABLE 4: LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------

                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                                   NON-STOCK PRICE-BASED PLANS.
                                                                  ------------------------------
                                            (b)          (c)
                                         NUMBER OF    PERFORMANCE
                                         SHARES,      OR OTHER
                                         UNITS OR      PERIOD
                                          OTHER         UNTIL       (d)        (e)        (f)
                  (a)                     RIGHTS      MATURATION  THRESHOLD  TARGET     MAXIMUM
NAMED OFFICER                             (#)(1)      OR PAYOUT     ($)        ($)        ($)
------------------------------------------------------------------------------------------------
Martin A. White........................   180,000     2001-2003   248,400    496,800    993,600
Douglas C. Kane........................    62,400     2001-2003    86,112    172,224    344,448
Ronald D. Tipton.......................    72,000     2001-2003    99,360    198,720    397,440
Warren L. Robinson.....................    62,400     2001-2003    86,112    172,224    344,448
Lester H. Loble, II....................    54,600     2001-2003    75,348    150,696    301,392

(1) Dividend equivalents were granted pursuant to the 1992 Key Employee Stock Option Plan and the 1997 Executive Long-Term Incentive Plan based on the number of options granted to each Named Officer (see Table 2). Dividend equivalents entitle the recipient to the cash amount equal to any dividend declared by the Board of Directors on the common stock of the Company. The table assumes the current level of dividends. Dividend equivalents may be earned from 0% to 200% at the end of the three year performance cycle (2001-2003) depending upon (1) the level of achievement of performance goals established for the Company and Montana-Dakota Utilities Co. and the utility services companies by the Compensation Committee and (2) individual performance. Vesting is accelerated upon a change in control. See Table 2 for a description of the goals. Dividend equivalents that are not earned are forfeited.

--------------------------------------------------------------------------------
                          TABLE 5: PENSION PLAN TABLE

--------------------------------------------------------------------------------

                                                          YEARS OF SERVICE
                                  ----------------------------------------------------------------
REMUNERATION                         15            20            25            30            35
--------------------------------------------------------------------------------------------------
$125,000....................      $ 79,130      $ 87,626      $ 96,123      $104,619      $113,116
 150,000....................        95,247       105,556       115,865       126,174       136,483
 175,000....................       110,277       122,036       133,795       145,554       157,313
 200,000....................       122,877       134,636       146,395       158,154       169,913
 225,000....................       133,857       145,616       157,375       169,134       180,893
 250,000....................       144,777       156,536       168,295       180,054       191,813
 300,000....................       181,017       192,776       204,535       216,294       228,053
 350,000....................       228,597       240,356       252,115       263,874       275,633
 400,000....................       269,577       281,336       293,095       304,854       316,613
 450,000....................       309,477       321,236       332,995       344,754       356,513
 500,000....................       380,877       392,636       404,395       416,154       427,913

    The Table covers the amounts payable under the Salaried Pension Plan and non-qualified Supplemental Income Security Plan (SISP).

    Pension benefits are determined by the step-rate formula that places emphasis on the highest consecutive 60 months of earnings within the final 10 years of service.

    Benefits for single participants under the Salaried Pension Plan are paid as straight life amounts and benefits for married participants are paid as actuarially reduced pensions with a survivorship benefit for spouses, unless participants choose otherwise.

    The Salaried Pension Plan also permits pre-retirement survivorship benefits upon satisfaction of certain conditions. Additionally, certain reductions are made for employees electing early retirement.

    The Internal Revenue Code places maximum limitations on benefit amounts that may be paid under the Salaried Pension Plan.

    The Company has adopted a non-qualified SISP for senior management personnel. In 2001, 76 senior management personnel participated in the SISP, including the Named Officers.

    Both plans cover salary shown in column (c) of the Summary Compensation Table and exclude bonuses and other forms of compensation.

    Upon retirement and reaching age 65, participants in the SISP may elect a retirement benefit or a survivors' benefit with the benefits payable monthly for 15 years.

    As of December 31, 2001, the Named Officers were credited with the following years of service under the plans:

                                                          PENSION
                                                          SERVICE    SISP SERVICE
NAME                                                       YEARS        YEARS
---------------------------------------------------------------------------------
Martin A. White.........................................     10           10
Douglas C. Kane.........................................     30           20
Ronald D. Tipton........................................     18           18
Warren L. Robinson......................................     13           13
Lester H. Loble, II.....................................     14           14

    The maximum years of service for benefits under the Pension Plan is 35. Vesting under the SISP begins at 3 years and is complete after 10 years. Benefit amounts under both plans are not subject to reduction for offset amounts.

--------------------------------------------------------------------------------
                         CHANGE-OF-CONTROL ARRANGEMENTS

--------------------------------------------------------------------------------

    The Company entered into Change of Control Employment Agreements with the Named Officers in November 1998, which would become effective for a three-year period only upon a Company change of control. There is an automatic annual extension if the Company does not provide non-renewal notice at least 60 days prior to the end of each 12-month period.

    If a change of control occurs, the agreements provide for a three-year employment period from the date they become effective, with base salary not less than the highest amount paid within the preceding twelve months, an annual bonus not less than the highest bonus paid within the preceding three years, and participation in the Company's incentive, savings, retirement and welfare benefit plans.

    The agreements also provide that specified payments and benefits would be paid if the Named Officer's employment is terminated by the Company, other than for cause or disability, or by the Named Officer for good reason at any time when the agreements are in effect.

    In such event, a Named Officer would receive an amount equal to three times his annual base pay plus three times his highest annual bonus (as defined). In addition, he would receive (i) an immediate pro-rated cash-out of his bonus for the year of termination based on the highest annual bonus and (ii) an amount equal to the excess of (a) the actuarial equivalent of the benefit under Company qualified and nonqualified retirement plans that he would receive if he continued employment with the Company for an additional three years over
(b) the actual benefit paid or payable under these plans.

    All benefits of each Named Officer under the Company's welfare benefit plans would continue for at least three years. These arrangements also provide for certain gross-up payments to compensate them for any excise taxes incurred in connection with these benefits and reimbursement for certain outplacement services.

    For these purposes, "cause" means the Named Officer's willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or misconduct materially injurious to the Company. "Good reason" includes the Company's termination of the Named Officer without cause, the assignment to the Named Officer of duties inconsistent with his prior status and position, certain reductions in compensation or benefits, and relocation or increased travel obligations.

    A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of the Company's voting securities;
(ii) a turnover in a majority of the Board of Directors without the approval of a majority of the members of the Board as of November 1998; (iii) a merger or similar transaction after which the Company's stockholders hold 60% or less of the voting securities of the surviving entity; or (iv) the stockholders' approval of the Company's liquidation or dissolution.

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

INTRODUCTION

    The Compensation Committee of the Board of Directors is responsible for determining the compensation of the Company's executive officers. Composed entirely of non-employee Directors, the Committee meets several times each year to review and determine compensation for the executive officers, including the Chief Executive Officer.

EXECUTIVE COMPENSATION

    The Committee believes that appropriate compensation levels succeed in both attracting and motivating high quality employees. To implement this philosophy, the Committee analyzes trends in compensation among comparable companies participating in the oil and gas industry, segments of the energy and mining industries, the peer group of companies used in the graph following this report, and similar companies from general industry. The Committee then sets compensation levels that it believes are competitive within the industry and structured in a manner that rewards successful job performance. There are three components of total executive compensation: base salary, annual incentive compensation, and long-term incentive compensation.


    In setting base salaries, the Committee does not use a particular formula. In addition to the above data, other factors the Committee uses in its analysis include the executive's current salary in comparison to the competitive industry standard as well as individual performance. Because of changing Mr. White's salary review from mid-year to a calendar year basis to coincide with the salary reviews of the other Named Officers, Mr. White, the Chairman, President and Chief Executive Officer, received no increase in base salary for 2001. The increase in salary shown in the Summary Compensation Table reflects a full year at Mr. White's salary set in August 2000. During 2001, only approximately 27.1% of Mr. White's compensation was base pay. The remainder was performance-based. This reflects the Committee's belief in the importance of having substantial at risk compensation to provide a direct and strong link between performance and executive pay. For the other Named Officers, the Committee targeted salaries at the midpoint of the competitive industry standard, rather than at 95% of the midpoint, as in the past. The other Named Officers received base salary increases averaging 16.20% for 2001.



    In keeping with the Committee's belief that compensation should be directly linked to successful performance, the Company employs both annual and long-term incentive compensation plans. The annual incentive compensation is determined under the Executive Incentive Compensation Plan. The Committee makes awards based upon the level of corporate earnings, cost efficiency, and individual performance. Mr. White received a total of $374,500 (or 149.8% of the targeted amount) in annual incentive compensation for 2001; the other Named Officers received an average of $132,318 or 149.0% of the targeted amount, (except
Mr. Tipton who received $35,437 or 40% of the targeted amount), based upon achievement of corporate earnings and individual performance near the maximum level.


    Long-term incentive compensation serves to encourage successful strategic management and is awarded under two plans: the 1992 Key Employee Stock Option Plan and the 1997 Executive Long-Term Incentive Plan. Options granted in 1998 vested in full in 2000 based upon achievement of performance goals at the maximum level for the 1998-2000 performance cycle. In support of the Company's reward philosophy and to maintain alignment with marketplace practice, the Committee granted new stock options and dividend equivalents in 2001 to continue to motivate executives to achieve long-term corporate performance goals and to encourage ownership by them of Company Common Stock. Options with a three-year performance cycle (2001-2003) and related dividend equivalents were granted to Mr. White, the other Named Officers, and certain other executives in 2001 under the 1992 Key Employee Stock Option Plan (KESOP), using up the remaining KESOP reserve balance, with the remainder being granted under the 1997 Executive Long-Term Incentive Plan. The options become exercisable automatically in nine years, but vesting may be accelerated if certain performance goals are achieved. The size of awards is based upon an executive's established pay grade, which takes into consideration the job's internal value, based on overall complexity and responsibility, and external value as reflected in a market competitiveness comparison.

    All regular employees participate in the growth of the Company through the Option Award Program. Stock options were granted under this program to all employees in 1998.



    At December 31, 2001, there were approximately 3.5 million options outstanding under the Company's various plans, which is approximately 5% of shares outstanding.



    Restricted stock awards also were made in 2001 to Mr. White and the other Named Officers under the 1997 Executive Long-Term Incentive Plan. The restricted stock is performance accelerated; it vests automatically within nine years; however, vesting may be accelerated if total stockholder return on Company Common Stock meets or exceeds the 50th percentile of the peer group (as shown in the performance graph). The number of shares granted was to raise overall compensation levels closer to the median (although still slightly below) level of compensation within the industry. The restricted stock serves to motivate long-term performance and to align the interests of the executives with those of stockholders. The Committee accelerated vesting of one half of the restricted stock granted in 1999, based on achievement of performance goals for the three-year period 1999-2001 at the 49th percentile.


    In 1994, the Board of Directors adopted Stock Ownership Guidelines under which executives are required to own Company Common Stock valued from one to four times their annual salary.

    The 2001 compensation paid to the Company's executive officers qualified as fully deductible under federal tax laws. The Committee continues to monitor the impact of federal tax laws on executive compensation, including Section 162(m) of the Internal Revenue Code.

         HARRY J. PEARCE, CHAIRMAN
         THOMAS EVERIST, MEMBER
         HOMER A. SCOTT, MEMBER

--------------------------------------------------------------------------------
                           MDU RESOURCES GROUP, INC.
              COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (1)
--------------------------------------------------------------------------------

Total Stockholder Return Index (1996=100)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 1996    1997    1998    1999    2000    2001
S&P 500         100.00  133.36  171.48  207.56  188.66  166.24
MDU             100.00  143.63  184.87  145.84  245.15  219.02
New Peer Group  100.00  124.50  135.98  119.46  189.20  175.11
Old Peer Group  100.00  131.56  149.39  141.83  252.73  212.39

(1) All data is indexed to December 31, 1996, for the Company, the S&P 500, and the peer groups. Total stockholder return is calculated using the December 31 price for each year. It is assumed that all dividends are reinvested in stock at the frequency paid, and the returns of each component peer issuer of the group is weighted according to the issuer's stock market capitalization at the beginning of the period.


    New Peer Group issuers are Allegheny Energy, Inc., Allete, Inc., Alliant Energy Corporation, Black Hills Corporation, Comstock Resources, Inc., Equitable Resources, Inc., Florida Rock Industries, Inc., Hanson PLC ADR, KeySpan Corporation (returns included for the full years of trading for 1999 through 2001), Kinder Morgan, Inc., Louis Dreyfus Natural Gas Corp. (returns included for the full years of trading for 1997 through 2000. Discontinued trading in 2001, the result of the acquisition by Dominion Resources, Inc.), Martin Marietta Materials, Inc., Newfield Exploration Company, NICOR, Inc., OGE Energy Corp., ONEOK, Inc., Peoples Energy Corporation, Pogo Producing Company, Quanta Services, Inc. (returns included for the full years of trading for 1999 through 2001), Questar Corporation, SCANA Corporation, Stone Energy Corporation, TECO Energy, Inc., UGI Corporation, Vectren Corporation (formerly Indiana Energy, Inc.), Vulcan Materials Company, and XTO Energy, Inc.(formerly Cross Timbers Oil Company).


    Old Peer Group issuers are Allete, Inc., Black Hills Corporation, Coastal Corporation (merged with El Paso Corporation in 2001. Returns included for years 1997 through 2000), Equitable Resources, Inc., LG&E Energy Corp. (discontinued trading on December 11, 2000 as a result of merger with Powergen PLC. Returns included for years 1997 through date of merger), The Montana Power Company, NorthWestern Corporation, ONEOK, Inc., Otter Tail Corporation (formerly Otter Tail Power Company), Questar Corporation and UGI Corporation.

    The peer group was changed to include issuers that better reflect the Company's mix of regulated and unregulated businesses.

--------------------------------------------------------------------------------
                   INFORMATION CONCERNING EXECUTIVE OFFICERS

--------------------------------------------------------------------------------

    Executive officers of the Company are elected by the Board of Directors and serve until the next annual meeting of the Board. Any executive officer so elected may be removed at any time by the affirmative vote of a majority of the Board. Certain information concerning such executive officers, including their ages, present corporate positions, and business experience, is set forth below.

                                                           PRESENT CORPORATE POSITION
NAME                                 AGE                     AND BUSINESS EXPERIENCE
----                               --------   -----------------------------------------------------
Martin A. White.................      60      Chairman of the Board, President and Chief Executive
                                                Officer. For information about Mr. White, see
                                                "Election of Directors."

Cathleen M. Christopherson......      57      Ms. Christopherson was elected Vice
                                              President-Corporate Communications effective
                                                November 1989. Prior to that she served as
                                                Assistant Vice President-Corporate Communications
                                                effective September 1989 and Division Manager of
                                                Montana-Dakota Utilities Co., a Division of the
                                                Company, from August 1984.

Richard A. Espeland.............      58      Mr. Espeland was elected Vice President-Human
                                              Resources effective August 2000. Prior to that he
                                                served as Human Resources Manager from June 1990,
                                                and Human Resource Development Manager effective
                                                December 1989.

Douglas C. Kane.................      52      Executive Vice President, Chief Administrative and
                                                Corporate Development Officer. For information
                                                about Mr. Kane, see "Election of Directors."

Lester H. Loble, II.............      60      Mr. Loble was elected Vice President, General Counsel
                                              and Secretary of the Company effective May 1999.
                                                Prior to that he served as General Counsel and
                                                Secretary of the Company effective May 1987.
                                                Mr. Loble also serves as a Director and/or Vice
                                                President, General Counsel and Secretary of the
                                                principal subsidiaries of the Company. Mr. Loble
                                                also is a member and the Secretary of the Managing
                                                Committees of Montana-Dakota Utilities Co. and
                                                Great Plains Natural Gas Co., Divisions of the
                                                Company.

Vernon A. Raile.................      57      Mr. Raile was elected Vice President, Controller and
                                              Chief Accounting Officer effective August 1992. Prior
                                                to that he was Controller and Chief Accounting
                                                Officer from May 1989, Assistant Treasurer from
                                                December 1987, and Tax Manager from March 1980.

                                                           PRESENT CORPORATE POSITION
NAME                                 AGE                     AND BUSINESS EXPERIENCE
----                               --------   -----------------------------------------------------
Warren L. Robinson..............      51      Mr. Robinson was elected Executive Vice President,
                                                Treasurer and Chief Financial Officer of the
                                                Company effective May 1999. Prior to that he served
                                                as Vice President, Treasurer and Chief Financial
                                                Officer of the Company effective August 1992. He
                                                serves in similar positions and as a Director of
                                                the principal subsidiaries of the Company.
                                                Mr. Robinson was elected President and Chief
                                                Executive Officer of Centennial Holdings Capital
                                                Corp. in November 2000, and of FutureSource Capital
                                                Corp. and InterSource Insurance Company in 2001. He
                                                also is a member of the Managing Committees of
                                                Montana-Dakota Utilities Co. and Great Plains
                                                Natural Gas Co., Divisions of the Company. Prior to
                                                1992 he served as Treasurer and Assistant Secretary
                                                from December 1989, Manager of Corporate
                                                Development and Assistant Treasurer from May 1989
                                                to December 1989, and Manager of Corporate
                                                Development from October 1988.

Ronald D. Tipton................      55      Mr. Tipton was elected Chief Executive Officer of
                                              Montana-Dakota Utilities Co. and of Great Plains
                                                Natural Gas Co. effective July 1, 2000. He
                                                previously was President and Chief Executive
                                                Officer of Montana-Dakota Utilities Co. effective
                                                January 1995. Prior to that time he served
                                                Williston Basin Interstate Pipeline Company in the
                                                following capacities: President and Chief Executive
                                                Officer from May 1994, President from May 1990,
                                                Executive Vice President from May 1989, and Vice
                                                President-Gas Supply from January 1985. From
                                                January 1983 to January 1985 he was the Assistant
                                                Vice President-Gas Supply of Montana-Dakota
                                                Utilities Co.

Robert E. Wood..................      59      Mr. Wood was elected Vice President-Public Affairs
                                              and Environmental Policy of the Company effective
                                                August 1991. Before that he was Vice
                                                President-Public Affairs from June 1986. For five
                                                years prior thereto he served as Manager of
                                                Legislative Affairs for the Company.

--------------------------------------------------------------------------------
                               SECURITY OWNERSHIP
--------------------------------------------------------------------------------

    The Table below sets forth the number of shares of capital stock of the Company owned beneficially as of December 31, 2001, by each Director and each nominee for Director, each Named Officer and by all Directors and executive officers of the Company as a group.

                                                              COMMON SHARES BENEFICIALLY
                                                                    OWNED INCLUDE:
                                                            -------------------------------
                                                                SHARES
                                                             INDIVIDUALS
                                                            HAVE RIGHTS TO
                                           COMMON SHARES       ACQUIRE       SHARES HELD BY
                                           BENEFICIALLY       WITHIN 60          FAMILY       PERCENTAGE
NAME                                         OWNED(1)          DAYS(2)         MEMBERS(3)      OF CLASS
----                                      ---------------   --------------   --------------   ----------
Bruce R. Albertson......................      3,824             3,000                               *
Thomas Everist..........................  1,396,020(4)          9,750                            2.0%
Dennis W. Johnson.......................      7,227(5)          3,000             2,027             *
Douglas C. Kane.........................    114,153(6)(7)      55,800            23,335             *
Lester H. Loble, II.....................     65,887(7)         34,000                               *
Robert L. Nance.........................     26,084            12,000               600             *
John L. Olson...........................     38,200             9,750                               *
Harry J. Pearce.........................     37,866             9,750                               *
Warren L. Robinson......................     63,020(7)         37,950               670             *
Homer A. Scott, Jr......................     26,012(8)         12,000                               *
Joseph T. Simmons.......................     27,105(9)         12,000                               *
Ronald D. Tipton........................    102,069(7)         49,125                               *
Sister Thomas Welder....................     19,012(10)        12,000(10)                           *
Martin A. White.........................    114,131(7)         60,760            20,674             *
All Directors and executive officers of
  the Company as a group (18 in
  number)...............................  2,189,373(7)        367,278            47,306          3.1%

   * Less than one percent of the class.

 (1) "Beneficial Ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

 (2) Indicates shares of the Company's stock that certain executive officers and Directors have the right to acquire within 60 days pursuant to stock options. Shares indicated are included in the Common Shares Beneficially Owned column.

 (3) Shares indicated are included in the Common Shares Beneficially Owned column.

 (4) Includes 1,376,020 shares of Common Stock acquired through the sale of Connolly-Pacific to the Company.

 (5) Mr. Johnson disclaims all beneficial ownership of the 2,027 shares owned by his wife.

 (6) Mr. Kane disclaims all beneficial ownership of the 23,335 shares owned by his wife.

 (7) Includes full shares allocated to the officer's account in the Company's 401(k) Retirement Plan.

 (8) Includes 14,012 shares held by Homer A. Scott, Jr. Trust. Mr. Scott is co-trustee of the trust and shares voting and investment power with respect to these shares.


 (9) Includes 15,105 shares held by Simmons Professional Financial Planning,
     Inc.


 (10) The total includes shares held by the Annunciation Monastery (of which community Sister Welder is a member) and by the University of Mary (of which Sister Welder is the president). The Monastery owns 3,700 shares and it may acquire 12,000 shares within 60 days pursuant to stock options. The University owns 3,312 shares. Sister Welder disclaims all beneficial ownership of the shares owned by the Monastery and the University.

--------------------------------------------------------------------------------
                          BOARD AND COMMITTEE MEETINGS

--------------------------------------------------------------------------------

    During 2001, the Board of Directors held seven meetings.

    The Board has an Audit Committee, a Compensation Committee, a Finance Committee, and a Nominating Committee. All committees are composed entirely of outside Directors.

    The Audit Committee meets regularly with management, internal auditors, and representatives of the Company's independent public accountants. During 2001, the Committee met four times.

    The Compensation Committee, which met four times during 2001, sets compensation levels for executive officers and recommends compensation for the Company Directors to the full Board.

    The Finance Committee, which met five times during 2001, reviews corporate financial plans, policies, budgets, investments and acquisitions, and reviews and authorizes actions necessary to issue and sell Company Common Stock and debt securities.

    The Nominating Committee, which met four times during 2001, makes Director nominee recommendations to the full Board.

    Each incumbent Director attended more than 75 percent of the combined total meetings of the Board and the Committees on which the Director served during 2001.

--------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION

--------------------------------------------------------------------------------

    An independent study of peer group companies concerning outside director compensation and retirement plans was commissioned during 2001.

    Based on the study, compensation for outside Directors was increased and the Directors' retirement plan was eliminated.


    Each non-officer Director receives $20,000 ($33,000 for the Lead Director starting in 2002) and 1,000 shares of Company Common Stock as an annual retainer for Board service. A non-officer Chairman (not presently existing) would receive $52,000 and 1,000 shares of Company Common Stock as an annual retainer.


    Audit, Nominating, Finance and Compensation Committee Chairmen each receive a $4,000 annual retainer.

    Each non-officer Director additionally receives $1,500 for each Board meeting attended and each Committee member receives $1,000 for each Committee meeting attended.

    Each non-officer Director receives an annual option to purchase 3,000 shares of Common Stock. On May 17, 2001, each non-officer Director received an option to purchase which vested immediately and is exercisable for 10 years from date of grant. The exercise price is $38.55, the fair market value of the stock on the date of grant.

    The Company post-retirement income plan for Directors was terminated for current and future Directors. The net present value of each Director's benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the Director's retirement from the Board.

    In connection with the late John A. Schuchart's retirement as Chairman of the Board in January 2001, the Company agreed to (i) pay him for life (with survivor benefits) the non-officer Chairman's annual retainer of $52,000 and 450 (now 1,000) shares of Common Stock, (ii) pay meeting fees and continue group life insurance through April 2002, (iii) make the annual option grant in May 2001, and (iv) waive forfeiture of any options held at retirement.

--------------------------------------------------------------------------------
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

--------------------------------------------------------------------------------

    Based solely upon a review of the Forms 3, 4 and 5 submitted to the Company during and with respect to calendar year 2001, or written representations that no Forms 5 were required, the Company believes all such reports were timely filed except that Mr. Johnson underreported his holdings on Form 3 by 9 shares, which has been corrected, and Directors Everist, Nance, Olson, Pearce, Scott, Simmons and Welder filed late Forms 5 relating to deferred compensation under the Deferred Compensation Plan for Directors.

--------------------------------------------------------------------------------
                        ACCOUNTING AND AUDITING MATTERS

--------------------------------------------------------------------------------


    Upon recommendation of the Audit Committee, the Board of Directors, in May 2001, selected and employed the firm of Arthur Andersen LLP as the Company's independent certified public accountants to audit its financial statements for the fiscal year 2001.



    On February 14, 2002, upon the recommendation of the Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP as the Company's independent auditors following the 2001 audit. As of March 8, 2002, the Company had not selected independent auditors for the 2002 fiscal year, but was in the process of reviewing new auditor candidates.



    In connection with the audits for the two most recent fiscal years and through February 20, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in connection with its report on the financial statements of the Company for such time periods. Also, during those time periods, there have been no "reportable events," as such term is used in
Item 304(a)(1)(v) of Regulation S-K.



    Arthur Andersen LLP's reports on the financial statements of the Company for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.



    A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders. It is not anticipated that the representative will make a prepared statement at the meeting. However, he or she will be free to do so if he or she so chooses, as well as respond to appropriate questions.


--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT

--------------------------------------------------------------------------------

    The Audit Committee consists of five non-employee Directors of the Company. All members are independent as defined in the applicable New York Stock Exchange listing standards. The Committee held four meetings during 2001.

    The Audit Committee is governed by a written charter adopted in 1979 and reissued on May 11, 2000.

    In connection with the December 31, 2001 financial statements, the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section380); (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountant the independent accountant's independence.

    Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

    The Audit Committee has considered whether the provision of services covered in Items 9(e)(2) and (e)(3) of Schedule 14A under the Securities Exchange Act of 1934 is compatible with maintaining the independence of Arthur Andersen LLP. The Committee believes that the fees billed by Arthur Andersen LLP for the services set forth below are compatible with Arthur Andersen LLP maintaining its independence as the Company's principal accountant.

    AUDIT FEES: The aggregate fees billed or expected to be billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for 2001 are $523,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The fees billed by Arthur Andersen LLP for 2001 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X were $3,594,425.

    ALL OTHER FEES: The aggregate fees billed or expected to be billed for services rendered by Arthur Andersen LLP, other than services described in the preceding two paragraphs, for 2001 were $443,171.

HOMER A. SCOTT, JR. CHAIRMAN
BRUCE R. ALBERTSON
DENNIS W. JOHNSON
JOHN L. OLSON
HARRY J. PEARCE

--------------------------------------------------------------------------------
                                 OTHER BUSINESS

--------------------------------------------------------------------------------

    The management of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

--------------------------------------------------------------------------------
                      2003 ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

    DIRECTOR NOMINATIONS: The Company's Bylaws provide that Director nominations may be made only by the Board or the Nominating Committee, or by a stockholder entitled to vote who has delivered written notice to the Company Secretary (containing certain information specified in the Bylaws) at least 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting.

    OTHER MEETING BUSINESS: The Bylaws also provide that no business may be brought before an annual stockholders' meeting except as specified in the meeting notice or as otherwise properly brought before the meeting by the Board or by a stockholder entitled to vote who has delivered written notice to the Company Secretary (containing certain information specified in the Bylaws) at least 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting.

    DISCRETIONARY VOTING: Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual stockholders' meeting if the Company does not have notice of the matter at least 45 days before the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting or the date specified by an advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Stockholders expected to be held on April 22, 2003, stockholders must submit such written notice to the Company Secretary on or before November 8, 2002.

    STOCKHOLDER PROPOSALS: These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a stockholder proposal included in the Company's Proxy Statement under Rule 14a-8 of the Exchange Act. For purposes of the Company's Annual Meeting of Stockholders expected to be held on April 22, 2003, any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials must submit such proposal to the Company Secretary on or before November 8, 2002.

    BYLAW COPIES: A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Company Secretary.

    SHARED ADDRESS STOCKHOLDERS: The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report to Stockholders, or Proxy Statement, as applicable, to a Company stockholder at a shared address to which a single copy of the document was delivered. Requests should be made to the Office of the Treasurer at the below address.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS), FOR THE YEAR ENDED DECEMBER 31, 2001, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE OFFICE OF THE TREASURER OF MDU RESOURCES GROUP, INC., SCHUCHART BUILDING, 918 EAST DIVIDE AVENUE, MAILING ADDRESS: P.O. BOX 5650, BISMARCK, ND 58506-5650, TELEPHONE NUMBER: (701) 222-7900.

                                            By order of the Board of Directors,

                                            [/S/ LESTER H. LOBLE, II]

                                            Lester H. Loble, II
                                            Secretary
                                            March 8, 2002

--------------------------------------------------------------------------------
                                   EXHIBIT A

--------------------------------------------------------------------------------

    RESOLVED, that the Board of Directors of MDU Resources Group, Inc. hereby declares it advisable:


    (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 150,000,000 shares of Common Stock with the par value of $1.00 per share, to 250,000,000 shares with the par value of $1.00 per share, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company's Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;


    (B) That, in order to effect the foregoing, the Restated Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:


    FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty-Two Million (252,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is Five Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,000) shares without par value (hereinafter called the "Preferred Stock A"). The total number of shares of such Preference Stock authorized is Five Hundred Thousand (500,000) shares without par value (hereinafter called the "Preference Stock"). The total number of shares of such Common Stock authorized is Two Hundred Fifty Million (250,000,000) of the par value of One and no/100 Dollars ($1.00) per share (hereinafter called the "Common Stock"), amounting in the aggregate to Two Hundred Fifty Million Dollars ($250,000,000).


    FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendments be attached as an exhibit to the proxy statement for the Company's next Annual or Special Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

                              [MDU RESOURCES LOGO]

                           MDU RESOURCES GROUP, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                            Tuesday, April 23, 2002
                   11:00 a.m. Central Daylight Savings Time

                               909 Airport Road
                              Bismarck, ND 58504


      ------------------------------------------------------------------

         If you consented to access the ANNUAL REPORT TO STOCKHOLDERS AND PROXY STATEMENT via the Internet, these documents may be viewed by going to the MDU Resources Group, Inc. website.

                            The website address is:
                      http://www.mdu.com/2002-proxy.html

      ------------------------------------------------------------------



[MDU RESOURCES LOGO]
     SCHUCHART BUILDING
     918 EAST DIVIDE AVENUE
     MAILING ADDRESS:
     P.O. BOX 5650
     BISMARCK, ND 58506-5650
     (701) 222-7900                                                       PROXY
--------------------------------------------------------------------------------

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 2002.

THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO NEW YORK LIFE TRUST COMPANY, AS TRUSTEE OF THE MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN, FOR ANY SHARES OF COMPANY COMMON STOCK HELD IN THE PLAN.

The undersigned hereby appoints Martin A. White, Douglas C. Kane, and Lester H. Loble, II, and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. (CDT), April 23, 2002, at 909 Airport Road, Bismarck, ND 58504, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by Touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this letter proxy in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accord with the Directors' recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.


                    SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, DATED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CDT) on Monday, April 22, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- WWW.EPROXY.COM/MDU/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CDT) on Monday, April 22, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

The Company has been advised by counsel that the procedures for Internet and Telephone voting are consistent with the requirements of applicable law.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MDU Resources Group, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                          v  PLEASE DETACH HERE  v




 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" ITEM 2.

1. ELECTION OF DIRECTORS:  01 Bruce R. Albertson   03 Douglas C. Kane      / / Vote FOR        / / Vote WITHHELD
                           02 Thomas Everist       04 Robert L. Nance          all nominees        from all nominees

(Instructions:To withhold authority to vote for any indicated nominee,           --------------------------------------
 write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                 --------------------------------------

2. AMEND ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION
   increasing the number of shares of Common Stock.                       / / For      / / Against      / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box  / / Indicate changes below:

                                                                                    Date ___________________________

                                                                                 --------------------------------------


                                                                                 --------------------------------------
                                                                                 Signature(s) in box

                                                                                 Please sign exactly as your name(s)
                                                                                 appear on Proxy. If held in joint
                                                                                 tenancy, all persons must sign.
                                                                                 Trustees, administrators, etc., should
                                                                                 include title and authority.
                                                                                 Corporations should provide full name
                                                                                 of corporation and title of authorized
                                                                                 officer signing the proxy.